UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2007

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX          78701
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Intellectual Property License Agreement is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 23, 2007, Silicon Laboratories Inc., Silicon Laboratories International Pte. Ltd. (collectively “Silicon Laboratories”), NXP B.V. and NXP Semiconductors France SAS (collectively “NXP”), completed the sale of Silicon Laboratories’ Aero® transceiver, AeroFONE™ single-chip phone and power amplifier product lines to NXP in exchange for $285 million in cash (including $14.3 million held in escrow), with additional earn-out potential of up to an aggregate of $65 million over the next three years.  The acquisition was completed pursuant to the terms of the Sale and Purchase Agreement dated February 8, 2007, a copy of which was filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2007 and is incorporated herein by reference (the “Purchase Agreement”).

In connection with the closing of the acquisition, Silicon Laboratories entered into certain ancillary agreements, including an Intellectual Property License Agreement dated March 23, 2007 (“IPLA”), pursuant to which Silicon Laboratories granted NXP a license with respect to retained intellectual property and NXP granted a license to Silicon Laboratories with respect to transferred intellectual property.

The foregoing description of the transactions is qualified in its entirety by the full text of the Purchase Agreement and the IPLA (a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference).

The press release announcing the completion of the sale is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD disclosures.

On March 23, 2007, Silicon Laboratories completed the sale of its Aero transceiver, AeroFONE single-chip phone and power amplifier product lines.  Pro forma condensed consolidated statements of income are included as Exhibit 99.2 to this Current Report on Form 8-K.  A reconciliation of GAAP financial measurements to non-GAAP financial measurements, in each case on the pro forma basis described in Exhibit 99.2, is attached as Exhibit 99.3 to this Current Report on Form 8-K.  The non-GAAP financial measurements provided in Exhibit 99.3 furnished herewith do not replace the presentation of Silicon Laboratories’ GAAP financial results.  Exhibit 99.3 merely provides supplemental information to assist investors in analyzing Silicon Laboratories’ results of operations; however, these measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies.  Silicon Laboratories has chosen to provide this information to investors because it believes that such supplemental information enables them to perform meaningful comparisons of past, present and future operating results, and as a means to highlight the results of core ongoing operations.

The information in Item 7.01 of this Current Report on Form 8-K, including exhibit 99.3 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  The information contained in this Item 7.01 and in the accompanying exhibit 99.3 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Silicon Laboratories, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is attached as Exhibit 99.2 to this Current Report on Form 8-K.

(d) Exhibits.

10.1 Intellectual Property License Agreement dated as of March 23, 2007, by and among Silicon Laboratories Inc., Silicon Laboratories International Pte. Ltd., NXP B.V. and NXP Semiconductors France SAS

99.1  Press release of Silicon Laboratories Inc. dated March 23, 2007 entitled “Silicon Laboratories Closes Sale of Aero® Product Lines to NXP”

99.2  Unaudited Pro Forma Condensed Consolidated Financial Statements

99.3  Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

March 29, 2007	By: /s/ Paul V. Walsh, Jr.
Date	Paul V. Walsh, Jr. Vice President of Finance (Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Intellectual Property License Agreement dated as of March 23, 2007, by and among Silicon Laboratories Inc., Silicon Laboratories International Pte. Ltd., NXP B.V. and NXP Semiconductors France SAS

99.1	Press Release

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements

99.3	Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures